Exhibit 99.1

Emerald Oil, Inc. Announces Pricing of Public Offering of Common Stock

DENVER, CO—February 6, 2015—Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”) announced today that it has priced an underwritten public offering of 24,553,571 shares of the Company’s common stock at $1.12 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 3,683,036 shares of common stock. The total gross proceeds of the offering (before underwriter’s discounts and commissions and estimated offering expenses) will be approximately $27.5 million. The Company intends to use the net proceeds from this offering for working capital and for general corporate purposes. The offering is expected to settle on February 11, 2015, subject to the satisfaction of customary closing conditions.

Johnson Rice & Company L.L.C. is acting as the sole bookrunner for this offering.

The underwritten public offering will be made only by means of a prospectus supplement, free writing prospectus and accompanying base prospectus, copies of which may be obtained on the website of the Securities and Exchange Commission (“SEC”), www.sec.gov, or by contacting Johnson Rice & Company L.L.C., Corporate Finance Department, 639 Loyola Avenue, Suite 2775, New Orleans, LA 70113, phone (800) 443-5924.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering is being made pursuant to an effective registration statement on Form S-3 previously filed by the Company with the SEC.

ABOUT EMERALD OIL, INC.

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the SEC.

INVESTOR RELATIONS CONTACT:

Emerald Oil, Inc.
Mitch Ayer
Vice President of Finance & Investor Relations
(303) 595-5626
info@emeraldoil.com
www.emeraldoil.com